UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 30, 2024

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2024, SPS Commerce, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Purchase Agreement”) pursuant to which, and subject to the terms and conditions thereof, the Company will acquire Carbon6 Technologies, Inc., a Delaware corporation (“Carbon6”), through a combination of cash and share consideration (the “Acquisition”) totaling approximately $210 million, subject to customary purchase price adjustments at closing (the “Purchase Price”). The Purchase Agreement provides that as partial payment of the Purchase Price, at the closing, the Company will issue certain stockholders of Carbon6 (the “Investors”) shares of common stock of the Company totaling approximately 40% of the Purchase Price (the “Common Stock Consideration”). The closing of the Acquisition remains subject to the satisfaction of certain customary closing conditions and covenants in the Purchase Agreement, including the receipt of any necessary regulatory approvals.

The Purchase Agreement provides that at the closing of the Acquisition (the “Closing Date”), the Company will enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) with the Investors in connection with the transactions contemplated by the Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company will provide the Investors with customary registration rights with respect to the Common Stock Consideration. In addition, on the terms and subject to the conditions set forth in the Registration Rights Agreement, the Investors will agree not to sell, transfer or dispose of (i) 50% of the Common Stock Consideration during a holding period that expires 30 days after the Closing Date and (ii) the remaining 50% of the Common Stock Consideration during a holding period that expires 90 days after the Closing Date, in each case, selling no more than 20% of such Investor’s securities on any single trading day.

The issuance of the Common Stock Consideration will be made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) of the Securities Act and exemptions under Canadian securities laws applicable to the transaction.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, the form of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 3.02 above is incorporated herein by reference.

On January 2, 2025, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Form of Registration Rights and Lock-Up Agreement.

99.2	Press release, dated January 2, 2025 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K (including its exhibits) contains forward-looking statements within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including information about management’s views of the Company’s future plans and prospects, including the expected consummation of the Acquisition and the related transactions contemplated by the Purchase Agreement, including the issuance of the Common Stock Consideration and entry into the Registration Rights Agreements. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Factors that related to the Acquisition and issuance of the Common Stock Consideration include, among other things, risks related to the consummation of the Acquisition, including the risks that the Acquisition may not be consummated within the anticipated time period, or at all, required regulatory clearances and approvals may not be obtained, other conditions to the consummation of the Acquisition may not be satisfied, and the number of shares under the Common Stock Consideration may change. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. Such forward-looking statements are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: January 2, 2025	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer